EXHIBIT 8

                        O'SULLIVAN GRAEV & KARABELL, LLP
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112




                                                               December 17, 1999


Berry Plastics Corporation
101 Oakley Street
Evansville, Indiana 47710

                           Berry Plastics Corporation
                 11% SERIES B SENIOR SUBORDINATED NOTES DUE 2007

Dear Sirs:

            We have acted as counsel for Berry Plastics Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-4, as amended (File No. 333-85739) (the "Registration Statement"), under the Securities Act of 1933, as amended. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Registration Statement.

            In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering the opinions set forth in the Registration Statement. As to certain questions of fact material to such opinions, we have relied upon certificates or statements of officers of the Company and certificates of public officials. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

            Based upon and subject to the foregoing, and subject to the qualifications, limitations and factual assumptions set forth therein, we confirm that the discussion in the Registration Statement entitled "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" constitutes our opinion of the material Federal income tax considerations relevant to the exchange of Old Notes for New Notes pursuant to the Exchange Offer and to the ownership of the New Notes.

            We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this letter for filing with said Registration Statement as Exhibit 8 thereto.


                                          Very truly yours,



                                          O'Sullivan Graev & Karabell, LLP